UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8 -K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): NOVEMBER 14, 2003

COMMISSION FILE NUMBER 1-584

FERRO CORPORATION
(Exact name of registrant as specified in its charter)

AN OHIO CORPORATION, IRS NO. 34-0217820

1000 LAKESIDE AVENUE CLEVELAND, OH 44114
(Address of principal executive offices)

REGISTRANT’S TELEPHONE NUMBER INCLUDING AREA CODE:
216/641-8580

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

By notice dated November 14, 2003, Ferro Corporation notified its directors and executive officers that the Ferro Corporation Savings and Stock Ownership Plan (“Plan”) will be changing record keepers effective January 1, 2004.

As a result of this change, the participants of the Plan temporarily will be unable to direct or diversify investments in their individual accounts, obtain a loan from the Plan, or obtain a distribution from the Plan. The limitation with respect to investments (“Blackout”) will apply to, among other investments, shares of Ferro Corporation common stock held in participant accounts.

The Blackout period for the Plan began at 4:00 p.m. U.S. Eastern time on December 16, 2003 and is expected to end during the week of January 11, 2004. A director, executive officer, security holder or other interested party may obtain, without charge, the actual ending date of the Blackout period, when available, and for a period of two years after the ending of the Blackout period, by calling JPMorgan Retirement Plan Services at (800) 345-2345.

The Registrant has designated Anne M. Granchi, Global Director, Compensation & Benefits, 1000 Lakeside Avenue, Cleveland, Ohio 44114, (216) 641-8580, to respond to inquiries about the Blackout period.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ James C. Bays Signature
Vice President & General Counsel Title
Date: November 19, 2003